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                               PRICING SUPPLEMENT

                                                     Registration No. 333-108272
                                                Filed Pursuant to Rule 424(b)(2)

                           United Parcel Service, Inc.

                                    UPS Notes



Pricing Supplement No. 4                                   Trade Date: 10/14/03
(To Prospectus dated September 8, 2003 and Prospectus      Issue Date: 10/17/03
Supplement dated September 12, 2003)

The date of this Pricing Supplement is October 16, 2003



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
         CUSIP
           or
      Common Code           Principal Amount         Interest Rate           Maturity Date         Price to Public
      -----------           ----------------         -------------           -------------         ---------------
       91131UGM0              $6,554,000.00              4.00%                 04/15/11                 100%


    Interest Payment
       Frequency                                                                 Dates and terms of redemption
      (begin date)          Survivor's Option    Subject to Redemption          (including the redemption price)
    ----------------        -----------------    -----------------------       --------------------------------
        monthly                    Yes                    Yes                           100% 10/15/04
       (11/15/03)                                                                  semi-annually thereafter

                              Discounts and
    Proceeds to UPS            Commissions            Reallowance                Dealer              Other Terms
    ---------------           ------------            -----------                ------              -----------
     $6,468,798.00             $85,202.00                $2.00             ABN AMRO Financial
                                                                             Services, Inc.
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